EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Duos Technologies Group, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gianni B. Arcaini, Chairman and Chief Executive Officer of the Company, and I, Adrian G. Goldfarb, Chief Financial Officer, certify to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 16, 2015	/s/ Gianni B. Arcaini
Gianni B. Arcaini
Chairman and Chief Executive Officer

Date: November 16, 2015	/s/ Adrian G. Goldfarb
Adrian G. Goldfarb
Chief Financial Officer